SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM  8-K
                         Current Report

                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report     September 19, 1996
                (Date of earliest event reported)

                     ERNST HOME CENTER, INC.
     (Exact name of registrant as specified in its charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)


     0-24826                                     91-0213470
(Commission File Number)     (IRS Employer Identification Number)




 1511 Sixth Avenue, Seattle, Washington            98101
(Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code: (206)621-6700


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ITEM 5.      OTHER EVENTS

On September 19, 1996, Ernst Home Center, Inc. ("the Company"), as part of its ongoing reorganization program, made a decision to close seven additional stores. The stores are located in Sparks, Nevada; Carson City, Nevada; Grand Junction, Colorado; St. George, Utah; Twin Falls, Idaho; Lewiston, Idaho and Helena, Montana. On October 4, 1996 the Company will seek approval from the Bankruptcy Court to engage an inventory liquidation firm to help coordinate going out of business sales in these stores. The sales will take place over the next few months.





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
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ERNST HOME CENTER, INC.


    Signature                      Title                  Date

/S/ Richard T. Gruber  Vice President-Finance, Secretary,   09/30/96
---------------------   Treasurer and Acting Chief
    Richard T. Gruber   Financial Officer, - Principal
                        Financial Officer